Exhibit 3.2
INVESCO MORTGAGE CAPITAL INC.
AMENDED AND RESTATED BYLAWS
ARTICLE I
OFFICES
          Section 1. PRINCIPAL OFFICE. The principal office of the Corporation in the State of Maryland shall be located at such place as the Board of Directors may designate.
          Section 2. ADDITIONAL OFFICES. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
          Section 1. PLACE. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set by the Board of Directors and stated in the notice of the meeting.
          Section 2. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time set by the Board of Directors. The Corporation shall hold its first annual meeting of stockholders beginning with the calendar year 2010.
          Section 3. SPECIAL MEETINGS.
          (a) General. The chairman of the Board of Directors, president, chief executive officer or Board of Directors may call a special meeting of the stockholders. Subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the secretary of the Corporation to act on any matter upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.
          (b) Stockholder-Requested Special Meetings.
               (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder that would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within twenty days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the twentieth day after the first date on which the Record Date Request Notice is received by the secretary.
               (2) In order for any stockholder to request a special meeting, to act on any matter one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary. In addition, the Special Meeting Request shall (i) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (ii)  bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (iii)  set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all shares of stock of the Corporation which are owned by each such stockholder (beneficially or of record), and the nominee holder for, and number of, shares owned by such stockholder beneficially but not of record, (iv)  be sent to the secretary by registered mail, return receipt requested, and (v)  be received by the secretary within 30 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.
               (3) The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation’s proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing of any notice of the meeting.
               (4) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the chairman of the Board of Directors, chief executive officer, president or Board of Directors, whoever has called the meeting. In the case of any special meeting called by the secretary upon the request of stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided, further that if the Board of Directors fails to designate, within twenty days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting within twenty days after the Delivery Date, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the chairman of the Board of Directors, chief executive officer, president or Board of Directors may consider such factors as he, she or it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b).
               (5) If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the secretary, the secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting or (ii) if the notice of meeting has been mailed and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the Company’s intention to revoke the notice of the meeting, or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.
               (6) The chairman of the Board of Directors, chief executive officer, president or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been delivered to the secretary until the earlier of (i) five Business Days after receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
               (7) For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Georgia are authorized or obligated by law or executive order to close.
          Section 4. NOTICE. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. A single notice shall be effective as to all stockholders who share an address, except to the extent that a stockholder at such address objects to such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II, or the validity of any proceedings at any such meeting.
          Subject to Section 11(a) of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a “public announcement” (as defined in Section 11(c)(3)) of such postponement or cancellation prior to the meeting.
          Section 5. ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the chairman of the Board of Directors or, in the case of a vacancy in the office or absence of the chairman of the Board of Directors, by one of the following officers present at the meeting in the following order the chief executive officer, the president, the vice presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, or, in the secretary’s absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the stockholders, an assistant secretary, or in the absence of assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting, (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine, (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine, (d) limiting the time allotted to questions or comments by participants, (e) determining when the polls should be opened and closed, (f) maintaining order and security at the meeting, (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting, (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting, and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
          Section 6. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this Section 6 shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

          The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum was established, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
          Section 7. VOTING. A majority of the total votes cast for and against a nominee for director shall be required to elect such nominee as a director, provided that if the number of nominees exceeds the number of positions available for the election of directors, the directors so elected shall be those nominees who have received the greatest number of votes, provided that each such nominee must also have received at least a majority of the total votes cast in person or by proxy at any such meeting for and against such nominee. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director will promptly tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other actions should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected and qualifies, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to these Bylaws, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to Article III, Section 11 or may decrease the size of the Board of Directors pursuant to Article III, Section 2. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter of the Corporation. Unless otherwise provided by statute or by the charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election shall be by ballot.
          Section 8. PROXIES. A stockholder may cast the votes entitled to be cast by the holder of the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.
          Section 9. VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his or her name in his or her capacity as such fiduciary, either in person or by proxy.

          Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
          Section 10. INSPECTORS. The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor thereto. The inspectors, if any, shall (a) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (b) receive and tabulate all votes, ballots or consents, (c) report such tabulation to the chairman of the meeting, (d) hear and determine all challenges and questions arising in connection with the right to vote, and (e) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
     Section 11. ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS.
          (a) Annual Meetings of Stockholders.
               (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of directors or on the proposal of other business, as the case may be, and who has complied with this Section 11(a).
               (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.
               (3) Such stockholder’s notice shall set forth:
                    (i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including the Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
                    (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;
                    (iii) as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,
                         (A) the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,
                         (B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,
                         (C) any interest, direct or indirect, of such stockholder, Proposed Nominee or Stockholder Associated Person, individually or in the aggregate, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all holders of the same class or series and
                         (D) whether and the extent to which, during the past six months, such stockholder, Proposed Nominee or Stockholder Associated Person has, directly or indirectly (through brokers, nominees or otherwise), engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to manage risk or benefit of changes in the price of Company Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or to increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Company or any affiliate thereof disproportionately to such person’s economic interest therein;
                    (iv) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 11(a) and any Proposed Nominee,
                         (A) the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name, business address, if different, and residence address of each such Stockholder Associated Person and any Proposed Nominee and

                         (B) the investment strategy or objective, if any, of such stockholder, each such Stockholder Associated Person and any Proposed Nominee and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder, each such Stockholder Associated Person and any Proposed Nominee; and
                    (v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.
               (4) Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a stockholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.
               (5) For purposes of this Section 11, “Stockholder Associated Person” of any stockholder means (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.
          (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information required by paragraph (3) of this Section 11(a) shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.
          (c) General.
               (1) If information submitted pursuant to this Section 11 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate to a material extent, such information may be deemed not to have been provided in accordance with this Section 11. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11, and (B) a written update of any information submitted by the stockholder pursuant to this Section 11 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11.
               (2) Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.
               (3) “Public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.
               (4) Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.
               (5) Nothing in this Section 11 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A under Section 14(a) of the Exchange Act.
          Section 12. CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the charter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (the “MGCL”) (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed or amended, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal or amendment, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.
          Section 13. STOCKHOLDERS’ CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders or (b) if the action is advised, and submitted to the stockholders for approval, by the Board of Directors and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to the Corporation in accordance with the MGCL. The Corporation shall give notice of any action taken by less than unanimous consent to each stockholder not later than ten days after the effective time of such action.
ARTICLE III
DIRECTORS
          Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.
          Section 2. NUMBER, TENURE AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the MGCL, nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.
          Section 3. REGULAR MEETINGS. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.
          Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the Board of Directors, the chief executive officer, the president or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.
          Section 5. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.
          Section 6. QUORUM. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the charter of the Corporation or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority of such group.

          The directors present at a meeting which has been duly called and at which a quorum was established may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.
          Section 7. VOTING. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the charter or these Bylaws. If enough directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the charter or these Bylaws.
          Section 8. ORGANIZATION. At each meeting of the Board of Directors, the chairman of the Board of Directors or, in the absence of the chairman, the chief executive officer or in the absence of the chief executive officer, the president or in the absence of the president, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation, or in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the meeting, shall act as secretary of the meeting.
          Section 9. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
          Section 10. CONSENT BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and is filed with the minutes of proceedings of the Board of Directors.
          Section 11. VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.
          Section 12. COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each regular or special meeting of the Board of Directors or of any committee thereof and any other service or activity they performed or engaged in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.
          Section 13. LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association or other institution with whom moneys or stock have been deposited.
          Section 14. SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

          Section 15. RELIANCE. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.
          Section 16. RATIFICATION. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.
          Section 17. CERTAIN RIGHTS OF DIRECTORS. A director shall have no responsibility to devote his or her full time to the affairs of the Corporation. Any director or officer, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Corporation.
ARTICLE IV
COMMITTEES
          Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members a Nomination and Corporate Governance Committee, an Audit Committee and a Compensation Committee and may appoint such other committees as it deems appropriate to serve at the pleasure of the Board of Directors. All committees shall be composed of one or more directors; provided, however that the exact composition of each committee, including the total number of directors and the number of Independent Directors on each such committee, shall at all times comply with the listing requirements and rules and regulations of the New York Stock Exchange, as modified or amended from time to time, and the rules and regulations of the Securities and Exchange Commission, as modified or amended from time to time. For purposes of this Section 1, “Independent Director” shall have the definition set forth in Section 303A.02 of the New York Stock Exchange Listed Company Manual, as amended from time to time, or such superseding definition as is hereafter promulgated by the New York Stock Exchange.
          Section 2. POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article IV any of the powers of the Board of Directors, except as prohibited by law.
          Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the Committee) may fix the time and place of its meeting unless the Board of Directors shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.
          Section 4. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.
          Section 5. CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.
          Section 6. VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.
ARTICLE V
OFFICERS
          Section 1. GENERAL PROVISIONS. The officers of the Corporation shall include a president, a secretary and a treasurer and, subject to this Article V, may include a chairman of the Board of Directors, a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.
          Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the chairman of the board, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

          Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.
          Section 4. CHAIRMAN OF THE BOARD. The chairman of the board, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present.
          Section 5. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.
          Section 6. PRESIDENT. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief executive officer by the Board of Directors, the president shall be the chief executive officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.
          Section 7. CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.
          Section 8. VICE PRESIDENTS. Each vice president shall perform such duties as from time to time may be assigned to such vice president by the president or by the Board of Directors.
          Section 9. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose, (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, (c) be custodian of the corporate records and of the seal of the Corporation, (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, (e) have general charge of the stock transfer books of the Corporation, and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or by the Board of Directors.
          Section 10. TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.
          The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all of his or her transactions as treasurer and of the financial condition of the Corporation.
          Section 11. COMPENSATION. The compensation, if any, of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a director.
ARTICLE VI
CONTRACTS, LOANS, CHECKS AND DEPOSITS
          Section 1. CONTRACTS. The Board of Directors or any manager of the Corporation approved by the Board of Directors and acting within the scope of its authority pursuant to a management agreement with the Corporation may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when executed by an authorized person and duly authorized or ratified by action of the Board of Directors or a manager acting within the scope of its authority pursuant to a management agreement.
          Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.
          Section 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the chief executive officer, the chief financial officer, or any other officer designated by the Board of Directors may determine.
ARTICLE VII
STOCK
          Section 1. CERTIFICATES. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.
          Section 2. TRANSFERS. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares of stock, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares of stock are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares of stock is subject to the determination of the Board of Directors that such shares of stock shall no longer be represented by certificates. Upon the transfer of uncertificated shares of stock, to the extent then required by the MGCL, the Corporation shall provide to record holders of such shares of stock a written statement of the information required by the MGCL to be included on stock certificates.
          The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.
          Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.
          Section 3. REPLACEMENT CERTIFICATE. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares of stock have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.
          Section 4. FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.
          When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 4, such determination shall apply to any adjournment or postponement thereof, except when the meeting is adjourned or postponed to a date more than 120 days after the record date fixed for the original meeting, in which case a new record date shall be determined as set forth herein.
          Section 5. STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.
          Section 6. FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VIII
ACCOUNTING YEAR
          The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.
ARTICLE IX
DISTRIBUTIONS
          Section 1. AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the applicable provisions of law and the charter of the Corporation. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the applicable provisions of law and the charter.
          Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.
ARTICLE X
INVESTMENT POLICY
          Subject to the provisions of the charter of the Corporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.
ARTICLE XI
SEAL
          Section 1. SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.
          Section 2. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.
ARTICLE XII
INDEMNIFICATION AND ADVANCE OF EXPENSES
          To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan, limited liability company or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise.
          Neither the amendment nor repeal of this Article XII, nor the adoption or amendment of any other provision of the Bylaws or charter of the Corporation inconsistent with this Article XII, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
ARTICLE XIII
WAIVER OF NOTICE
          Whenever any notice of a meeting is required to be given pursuant to the charter of the Corporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE XIV
AMENDMENT OF BYLAWS
          The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.
ARTICLE XV
MISCELLANEOUS
          Section 1. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of an executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Corporation.

          Section 2. VOTING STOCK IN OTHER COMPANIES. Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the chief executive officer, president, a vice president or a proxy appointed by any of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.